Exhibit 99.1

NEWS RELEASE

NASDAQ:EU

TSXV:EU

April 9, 2025

www.encoreuranium.com

enCore Completes Sale of New Mexico Assets to Verdera Energy Corp.

April 9 2025 – Dallas, Texas – enCore Energy Corp. (NASDAQ:EU | TSXV:EU) (the “Company” or “enCore”), America’s Clean Energy Company™, announced today that, further to its press release dated March 18, 2025, it has completed the sale of an enCore subsidiary that holds the Crownpoint, Hosta Butte, Nose Rock, West Largo, and Ambrosia Lake – Treeline uranium projects located in New Mexico (the “Properties”) to Verdera Energy Corp. (“Verdera”).

As consideration for the sale, enCore received 50,000,000 non-voting preferred shares of Verdera (the “Consideration Shares”), representing approximately 73% of the issued shares of Verdera on a fully diluted basis. In addition, enCore received a 2% royalty on uranium and other minerals from the Properties, and US$350,000 as a cash payment.

The Company and Verdera have also entered into a side letter dated April 4, 2025 pursuant to which the Company agreed to consent to a going public transaction by Verdera in conjunction with a significant financing. The side letter also provides that the Company will set a record date for the distribution of the 35,000,000 Consideration Shares (as converted to common shares of the resulting listed company) to its shareholders upon Verdera’s request following listing on a Canadian stock exchange.

About enCore Energy Corp.

enCore Energy Corp., America’s Clean Energy Company™, is committed to providing clean, reliable, and affordable fuel for nuclear energy as the only United States uranium company with multiple Central Processing Plants in operation. The enCore team is led by industry experts with extensive knowledge and experience in all aspects of In-Situ Recovery (“ISR”) uranium operations and the nuclear fuel cycle. enCore solely utilizes ISR for uranium extraction, a well-known and proven technology co-developed by the leaders at enCore Energy.

Following upon enCore’s demonstrated success in South Texas, future projects in enCore’s planned project pipeline include the Dewey-Burdock project in South Dakota and the Gas Hills project in Wyoming. The Company holds other assets including non-core assets and proprietary databases. enCore is committed to working with local communities and indigenous governments to create positive impact from corporate developments.

Contact:

William M. Sheriff

Executive Chairman

enCore Energy

972-333-2214

info@encoreuranium.com

www.encoreuranium.com

Cautionary Note Regarding Forward Looking Statements:

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and Canadian securities laws that are based on management’s current expectations, assumptions and beliefs. Forward-looking statements can often be identified by such words as “will”, “expects”, “plans”, “believes”, “intends”, “estimates”, “projects”, “continue”, “potential”, and similar expressions or variations (including negative variations) of such words and phrases, or statements that certain actions, events or results “may”, “could”, or “will” be taken.

Forward-looking statements and information that are not statements of historical fact include, but are not limited to, any information relating to statements regarding future or potential extraction, statements regarding ability to complete, and the timing of completion of a Going Public Transaction, ability to complete, and the timing of completion of a distribution of common shares of the Resulting Issuer to shareholders of the Company, conversion of the Consideration Shares, and any other statements regarding future expectations, beliefs, goals or prospects. All such forward-looking statements are not guarantees of future results and forward-looking statements are subject to important risk factors and uncertainties, many of which are beyond the Company’s ability to control or predict, that could cause actual results to differ materially from those expressed in any forward-looking statement. A number of important factors could cause actual results or events to differ materially from those indicated or implied by such forward-looking statements, including, without limitation, the risk that a stock exchange listing by Verdera may not be completed in a timely manner or at all, including that a governmental entity may prohibit, delay or refuse to grant approval for such listing, the risk that a distribution of common shares of the Resulting Issuer may not be completed in a timely manner or at all, including that a governmental entity may prohibit, delay or refuse to grant approval for such distribution, exploration and development risks, changes in commodity prices, access to skilled personnel, the results of exploration and development activities; extraction risks; uninsured risks; regulatory risks; defects in title; the availability of materials and equipment, timeliness of government approvals and unanticipated environmental impacts on operations; litigation risks; risks posed by the economic and political environments in which the Company operates and intends to operate; increased competition; assumptions regarding market trends and the expected demand and desires for the Company’s products and proposed products; reliance on industry equipment manufacturers, suppliers and others; the failure to adequately protect intellectual property; the failure to adequately manage future growth; adverse market conditions, the failure to satisfy ongoing regulatory requirements and factors relating to forward looking statements listed above which include risks as disclosed in the Company’s filings on SEDAR+ and with the SEC, including its Annual Report on Form 10-K, management discussion and analysis and annual information form. Should one or more of these risks materialize, or should assumptions underlying the forward-looking statements prove incorrect, actual results may vary materially from those described herein as intended, planned, anticipated, believed, estimated or expected. The Company assumes no obligation to update the information in this communication, except as required by law. Additional information identifying risks and uncertainties is contained in filings by the Company with the respective securities commissions which are available online at www.sec.gov and www.sedarplus.ca.

Forward-looking statements are provided for the purpose of providing information about the current expectations, beliefs and plans of management. Such statements may not be appropriate for other purposes and readers should not place undue reliance on these forward-looking statements, that speak only as of the date hereof, as there can be no assurance that the plans, intentions or expectations upon which they are based will occur. Such information, although considered reasonable by management at the time of preparation, may prove to be incorrect and actual results may differ materially from those anticipated. Forward-looking statements contained in this news release are expressly qualified by this cautionary statement.